UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 24, 2015

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

13710 FNB Parkway, Suite 400
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On September 23, 2015, the Board of Directors of Ballantyne Strong, Inc. (the “Company”) appointed D. Kyle Cerminara as the Company’s Executive Chairman. Mr. Cerminara, 38, has been a member of the Company’s Board of Directors since February 2015 and served as its Chairman since May 2015. The Compensation Committee of the Board will review the compensation of Mr. Cerminara in connection with his new role at a later date.

Mr. Cerminara is the CEO, Co-Founder & Partner of Fundamental Global Investors, an SEC registered investment advisor that manages equity and fixed income hedge funds. Mr. Cerminara is also Co-Chief Investment Officer of Capital Wealth Advisors, a wealth advisor and multi-family office affiliated with Fundamental Global Investors. Mr. Cerminara serves on the Boards of Directors of blueharbor bank, a publicly traded community bank headquartered in Mooresville, North Carolina and Relm Wireless, a publicly traded radio manufacturer headquartered in West Melbourne, Florida. Mr. Cerminara’s previous experience includes roles as a Portfolio Manager at Sigma Capital Management, Director, and Sector Head of the Financials Industry at Highside Capital Management, Portfolio Manager, and Director at CR Intrinsic Investors, Vice President, Associate Portfolio Manager, and Analyst at T. Rowe Price, and Analyst at Legg Mason.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release of Ballantyne Strong, Inc., dated September 23, 2015, announcing the Board of Directors appointment of D. Kyle Cerminara as the Company’s Executive Chairman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: September 24, 2015	By:	/s/ Nathan D. Legband
Nathan D. Legband
Senior Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Ballantyne Strong, Inc., dated September 23, 2015, announcing the Board of Directors appointment of D. Kyle Cerminara as the Company’s Executive Chairman.